Exhibit 99.1

Vroom Reports Strong Fourth Quarter and Full Year 2021 Growth

Vroom Delivers Record Ecommerce Units

Quarterly and FY 2021 Ecommerce Unit Sales Up 93% and 117% YoY, respectively

Quarterly and FY 2021 Ecommerce Gross Profit Up 64% and 171% YoY, respectively

NEW YORK – February 28, 2022 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

HIGHLIGHTS OF FOURTH QUARTER 2021

•
21,243 ecommerce units sold, up 93% YoY
•
Ecommerce revenue of $738.7 million, up 159% YoY
•
Ecommerce gross profit of $32.9 million, up 64% YoY
•
Announced acquisition of UACC

HIGHLIGHTS OF FISCAL YEAR 2021

•
74,698 ecommerce units sold, up 117% YoY
•
Ecommerce revenue of $2,442.4 million, up 167% YoY
•
Ecommerce gross profit of $164.7 million, up 171% YoY

“I am proud of what we accomplished in 2021” commented Mr. Paul Hennessy, Chief Executive Officer of Vroom. “We achieved record unit sales and revenues, record ecommerce gross profit per unit and a record number of vehicle acquisitions from consumers. At the same time, we expanded both our reconditioning capacity and last mile delivery operations. We look forward to the continued evolution of our business in 2022 as we welcome our new Chief Operating Officer, Tom Shortt, to lead our efforts to achieve operational excellence and deliver an outstanding customer experience, as well as the team from UACC, as we build out our captive financing arm and improve our unit economics. I have never been more optimistic about the future for Vroom.”

Mr. Robert Krakowiak, Vroom’s Chief Financial Officer, commented: “we are pleased with our full year progress on ecommerce gross profit per unit, expanding by 25% for the full year despite fourth quarter headwinds. Additionally, we continue to leverage SG&A per ecommerce transaction, which reduced by 18% on a year-over-year basis. For 2022, we expect a further increase in ecommerce GPPU and continued leverage of our SG&A spend as we begin to capture the benefits of captive financing and sharpen our focus on incremental unit economics throughout our business.”

FOURTH QUARTER 2021 FINANCIAL DISCUSSION

All financial comparisons for the fourth quarter are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change

	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	21,243	11,022	10,221	92.7%	74,698	34,488	40,210	116.6%
Ecommerce revenue:
Vehicle revenue	$715,874	$274,552	$441,322	160.7%	$2,360,368	$884,560	$1,475,808	166.8%
Product revenue	22,846	10,398	12,448	119.7%	82,001	30,891	51,110	165.5%
Total ecommerce revenue	$738,720	$284,950	$453,770	159.2%	$2,442,369	$915,451	$1,526,918	166.8%
Ecommerce gross profit:
Vehicle gross profit	$10,042	$9,674	$368	3.8%	$82,745	$29,970	$52,775	176.1%
Product gross profit	22,846	10,398	12,448	119.7%	82,001	30,891	51,110	165.5%
Total ecommerce gross profit	$32,888	$20,072	$12,816	63.9%	$164,746	$60,861	$103,885	170.7%
Average vehicle selling price per ecommerce unit	$33,699	$24,909	$8,790	35.3%	$31,599	$25,648	$5,951	23.2%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$473	$878	$(405)	(46.1)%	$1,108	$869	$239	27.5%
Product gross profit per ecommerce unit	1,075	943	132	14.0%	1,098	896	202	22.5%
Total gross profit per ecommerce unit	$1,548	$1,821	$(273)	(15.0)%	$2,206	$1,765	$441	25.0%
Ecommerce average days to sale	76	77	(1)	(1.3)%	74	66	8	12.1%

Fourth Quarter 2021

Ecommerce Units

Ecommerce units sold increased 92.7% to 21,243 as a result of higher inventory levels, strong national brand recognition driven by our national advertising campaign and higher marketing spend, as well as growing consumer acceptance of our business model. The increase was also attributable to strong market demand for used vehicles, caused in part by the shortage of microchips and delays in new car manufacturing. Average monthly unique visitors to our platform increased 132.9% to 2,338,718.

Ecommerce Revenue

Ecommerce revenue increased 159.2% to $738.7 million.

•
Ecommerce Vehicle revenue increased 160.7% to $715.9 million. The increase in ecommerce Vehicle revenue was primarily attributable to the increase in ecommerce units sold as well as an increase in the average selling price per unit, which increased from $24,909 to $33,699, primarily attributable to market appreciation.
•
Ecommerce Product revenue increased 119.7% to $22.8 million. The increase in ecommerce Product revenue was primarily attributable to the increase in ecommerce units sold as well as an increase in ecommerce Product revenue per unit, which increased from $943 to $1,075 per unit.

Ecommerce Gross Profit

Ecommerce gross profit increased 63.9% to $32.9 million.

•
Ecommerce Vehicle gross profit increased 3.8% to $10.1 million. The increase in ecommerce Vehicle gross profit was primarily due to an increase in ecommerce units sold, offset by a 46.1% decrease in ecommerce Vehicle gross profit per unit, which decreased from $878 to $473.
•
Ecommerce Product gross profit increased 119.7% to $22.8 million. The increase in ecommerce Product gross profit was primarily attributable to the increase in ecommerce units sold as well as an increase in ecommerce Product gross profit per unit, which increased from $943 to $1,075 per unit.

Ecommerce Gross Profit per Unit

Ecommerce gross profit per unit decreased 15.0% to $1,548.

•
Ecommerce Vehicle gross profit per unit decreased 46.1% to $473, primarily driven by lower sales margins as a result of high acquisition costs for premium vehicles in the third quarter, combined with the retail depreciation for these vehicles during the fourth quarter, as well as higher reconditioning costs due to labor shortages and elevated demand at third-party reconditioning partners.
•
Ecommerce Product gross profit per unit increased 14.0% to $1,075, primarily driven by an increase in the average loan size as a result of a higher average selling price per unit, as well as higher attachment rates on other value-added products.

Results by Segment

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020 (1)	Change	% Change	2021	2020 (1)	Change	% Change

	(in thousands, except unit data)				(in thousands, except unit data)
Units:
Ecommerce	21,243	11,022	10,221	92.7%	74,698	34,488	40,210	116.6%
Wholesale	8,742	6,998	1,744	24.9%	37,163	21,108	16,055	76.1%
TDA	2,105	1,777	328	18.5%	7,212	7,385	(173)	(2.3)%
Total units	32,090	19,797	12,293	62.1%	119,073	62,981	56,092	89.1%

Revenue:
Ecommerce	$738,720	$284,950	$453,770	159.2%	$2,442,369	$915,451	$1,526,918	166.8%
Wholesale	121,543	75,111	46,432	61.8%	498,981	245,580	253,401	103.2%
TDA	70,944	45,437	25,507	56.1%	229,872	195,295	34,577	17.7%
All Other (2)	3,284	331	2,953	892.1%	13,033	1,374	11,659	848.5%
Total revenue	$934,491	$405,829	$528,662	130.3%	$3,184,255	$1,357,700	$1,826,555	134.5%
Gross profit (loss):
Ecommerce	$32,888	$20,072	$12,816	63.9%	$164,746	$60,861	$103,885	170.7%
Wholesale	7,783	(2,938)	10,721	364.9%	18,120	(1,432)	19,552	1,365.4%
TDA	2,163	2,878	(715)	(24.8)%	11,907	11,677	230	2.0%
All Other (2)	1,872	94	1,778	1,891.5%	7,326	439	6,887	1,568.8%
Total gross profit	$44,706	$20,106	$24,600	122.4%	$202,099	$71,545	$130,554	182.5%
Gross profit (loss) per unit (3):
Ecommerce	$1,548	$1,821	$(273)	(15.0)%	$2,206	$1,765	$441	25.0%
Wholesale	$890	$(420)	$1,310	311.9%	$488	$(68)	$556	817.6%
TDA	$1,028	$1,620	$(592)	(36.5)%	$1,651	$1,581	$70	4.4%

(1)
We reclassified other revenue and gross profit related to the vehicle repair service at TDA from the TDA reportable segment to the “All Other” category to conform to current year presentation.
(2)
All Other revenues and gross profit consist of the CarStory business, which was acquired in January 2021, and vehicle repair services at TDA.
(3)
Gross profit per unit metrics exclude the CarStory business and vehicle repair services at TDA.

Total Units

Total units sold increased 62.1% to 32,090.

•
Ecommerce units sold increased 92.7% to 21,243, as discussed above.
•
Wholesale units sold increased 24.9% to 8,742, primarily driven by an increase in wholesale units purchased from consumers, a higher number of trade-in vehicles associated with the increase in the number of ecommerce units sold and strong wholesale market demand for used vehicles.
•
TDA units sold increased 18.5% to 2,105, primarily due to strong market demand generally for used vehicles and higher inventory levels.

Total Revenue

Total revenue increased 130.3% to $934.5 million.

•
Ecommerce revenue increased 159.2% to $738.7 million, as discussed above.

•
Wholesale revenue increased 61.8% to $121.5 million. The increase in wholesale revenue was primarily attributable to a higher average selling price per unit, which increased from $10,733 to $13,903, primarily due to market appreciation and to a lesser extent due to the increase in wholesale units sold.
•
TDA revenue increased 56.1% to $70.9 million, primarily due to a higher average selling price per unit, which increased from $24,546 to $32,963 as well as the increase in TDA units sold.

Total Gross Profit

Total gross profit increased 122.4% to $44.7 million.

•
Ecommerce gross profit increased 63.9% to $32.9 million, as discussed above.
•
Wholesale gross profit increased 364.9% to $7.8 million. Wholesale gross profit increased primarily due to a higher Wholesale gross profit per unit of $1,310.
•
TDA gross profit decreased 24.8% to $2.2 million. TDA gross profit decreased primarily due to a decrease in TDA gross profit per unit of $592.

Gross Profit per Unit

•
Ecommerce gross profit per unit decreased 15.0% to $1,548, as discussed above.
•
Wholesale gross profit per unit increased 311.9% to $890 as a result of favorable wholesale market conditions.
•
TDA gross profit per unit decreased 36.5% to $1,028 driven by a decrease in TDA vehicle gross profit per unit of $308, as well as a decrease in TDA product gross profit per unit of $284.

SG&A

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change

	(in thousands)				(in thousands)
Compensation & benefits	$59,332	$28,384	$30,948	109.0%	$204,913	$92,205	$112,708	122.2%
Marketing expense	37,214	17,564	19,650	111.9%	125,481	62,393	63,088	101.1%
Outbound logistics	27,800	10,500	17,300	164.8%	85,788	30,262	55,526	183.5%
Occupancy and related costs	4,849	3,210	1,639	51.1%	17,448	10,784	6,664	61.8%
Professional fees	8,435	4,863	3,572	73.5%	24,386	10,560	13,826	130.9%
Other	28,711	13,607	15,104	111.0%	89,807	39,342	50,465	128.3%
Total selling, general & administrative expenses	$166,341	$78,128	$88,213	112.9%	$547,823	$245,546	$302,277	123.1%

Selling, general and administrative expenses increased 112.9% to $166.3 million. The increase was primarily due to:

•
$30.9 million increase in compensation and benefits due to an increase in headcount and an increase in variable fees for third-party sales and sales support providers as a result of an increase in units sold;
•
$19.7 million increase in marketing expense as we expanded our national broad-reach brand advertising and increased performance and online marketing as we continue to grow our listed inventory;
•
$17.3 million increase in outbound logistics costs primarily attributable to the growth in ecommerce units sold, which increased outbound logistics costs by $9.7 million, as well as increases in market rates of logistics providers, which increased outbound logistics costs by $7.6 million;
•
$3.6 million increase in professional fees primarily due to increased legal fees as well as consulting expenses in the engineering department; and
•
$15.1 million increase in other selling, general and administrative expenses primarily related to volume-based fees for software licenses and other variable expenses as our business continues to scale as well as additional insurance costs associated with being a publicly traded company and growing inventory.

We expect selling, general and administrative expenses to continue to increase in the future as we continue to scale our business, integrate and invest in UACC, invest in and improve our customer experience, and continue expanding our proprietary logistics and reconditioning networks. However, we believe these increases will be partially offset by operating leverage as our business continues to scale and we gain efficiencies from our investments in technology and process improvements.

Loss from Operations and Net Loss

Loss from operations increased 110.9% to $125.3 million. Net loss increased 114.0% to $129.8 million.

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance: EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted, facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

EBITDA and Adjusted EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense, the one-time, IPO related non-cash revaluation of a preferred stock warrant and acquisition related costs. The following table presents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Net loss	$(129,793)	$(60,662)	$(370,911)	$(202,799)
Adjusted to exclude the following:
Interest expense	7,228	3,274	21,948	9,656
Interest income	(3,053)	(1,936)	(10,341)	(5,896)
Provision for income taxes	375	(54)	754	84
Depreciation and amortization expense	3,718	1,399	13,215	4,654
EBITDA	$(121,525)	$(57,979)	$(345,335)	$(194,301)
One-time IPO related acceleration of non-cash stock-based compensation	—	—	—	1,262
One-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	20,470
Acquisition related costs	1,678	2,080	5,090	2,080
Adjusted EBITDA	$(119,847)	$(55,899)	$(340,245)	$(170,489)

Adjusted loss from Operations

We calculate Adjusted loss from operations as loss from operations adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and acquisition related costs. The following table presents a reconciliation of Adjusted loss from operations to loss from operations, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Loss from operations	$(125,250)	$(59,381)	$(358,615)	$(178,599)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	—	1,262
Add: Acquisition related costs	1,678	2,080	5,090	2,080
Adjusted loss from operations	$(123,572)	$(57,301)	$(353,525)	$(175,257)

Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted

We calculate Non-GAAP net loss as net loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense, the one-time, IPO related non-cash revaluation of a preferred stock warrant and acquisition related costs. We calculate Non-GAAP net loss per share as Non-GAAP net loss divided by weighted average number of shares outstanding. The following table presents a reconciliation of Non-GAAP net loss and Non-GAAP net loss per share to net loss and net loss per share, which are the most directly comparable U.S. GAAP measures:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except share and per share amounts)		(in thousands, except share and per share amounts)
Net loss	$(129,793)	$(60,662)	$(370,911)	$(202,799)
Net loss attributable to common stockholders	$(129,793)	$(60,662)	$(370,911)	$(202,799)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	—	1,262
Add: One-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	20,470
Add: Acquisition related costs	1,678	2,080	5,090	2,080
Non-GAAP net loss	$(128,115)	$(58,582)	$(365,821)	$(178,987)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	136,948,461	132,187,850	136,429,791	73,345,569

Net loss per share, basic and diluted	$(0.95)	$(0.46)	$(2.72)	$(2.76)
Impact of one-time IPO related acceleration of non-cash stock based compensation	—	—	—	0.02
Impact of one-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	0.28
Impact of acquisition related costs	0.01	0.02	0.04	0.03
Non-GAAP net loss per share, basic and diluted	$(0.94)	$(0.44)	$(2.68)	$(2.43)
Non-GAAP net loss per share, as adjusted, basic and diluted(a)	$(0.94)	$(0.44)	$(2.68)	$(1.37)

(a)Non-GAAP net loss per share, as adjusted has been computed to give effect to, as of the beginning of each period presented, (i) the shares of common stock issued in connection with our IPO, (ii) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into shares of common stock that occurred upon the consummation of our IPO and (iii) the shares of common stock issued with our follow-on public offering. The computation of Non-GAAP net loss per share, as adjusted is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except share and per share amounts)		(in thousands, except share and per share amounts)
Non-GAAP net loss	$(128,115)	$(58,582)	$(365,821)	$(178,987)
Non-GAAP net loss, as adjusted	$(128,115)	$(58,582)	$(365,821)	$(178,987)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	136,948,461	132,187,850	136,429,791	73,345,569
Add: unweighted adjustment for common stock issued in connection with IPO	—	—	—	24,437,500
Add: unweighted adjustment for conversion of redeemable convertible preferred stock in connection with IPO	—	—	—	85,533,394
Add: unweighted adjustment for common stock issued in connection with follow-on public offering	—	—	—	10,800,000
Less: Adjustment for the impact of the above items already included in weighted-average number of shares outstanding for the periods presented	—	—	—	(63,865,903)
Weighted-average number of shares outstanding used to compute net loss per share, as adjusted, basic and diluted	136,948,461	132,187,850	136,429,791	130,250,560

Non-GAAP net loss per share, as adjusted, basic and diluted	$(0.94)	$(0.44)	$(2.68)	$(1.37)

Financial Outlook

For the first quarter 2022, we expect the following results:

•
Total revenues(1) of approximately $875 million.
•
Ecommerce unit sales of 18,000 to 19,000.
•
Ecommerce gross profit per unit of approximately $1,500.
•
Adjusted EBITDA(1) (2) of approximately ($130) million.

(1)
Inclusive of UACC from acquisition date of February 1, 2022.

(2)
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for our first quarter 2022 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the fourth quarter 2021 in the reconciliation table in the Non-GAAP Financial Measures section above.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of February 28, 2022 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Tuesday, March 1, 2022 at 8:30 a.m. ET.

The conference call can be accessed via telephone by dialing 1-833-519-1297 (or 914-800-3868 for international access) and entering the conference ID 9567145. A live audio webcast will also be available at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (NASDAQ: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations regarding our business strategy and plans, including our ability to integrate and develop United Auto Credit Corporation into a captive finance operation, as well as our ability to scale our business, grow inventory, expand reconditioning capacity, invest in logistics and improve our end-to-end customer experience, and for future results of operations and financial position, including our ability to improve our unit economics and our outlook for the first quarter ended March 31, 2022. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the

year ended December 31, 2021, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

VROOM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of
	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$1,132,325	$1,056,213
Restricted cash	82,450	33,826
Accounts receivable, net of allowance of $8,889 and $2,803, respectively	105,433	60,576
Inventory	726,384	423,647
Prepaid expenses and other current assets	55,700	23,617
Total current assets	2,102,292	1,597,879
Property and equipment, net	37,042	15,092
Intangible assets, net	28,207	34
Goodwill	158,817	78,172
Operating lease right-of-use assets	15,359	17,137
Other assets	25,033	15,742
Total assets	$2,366,750	$1,724,056
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$52,651	$32,925
Accrued expenses	121,508	59,405
Vehicle floorplan	512,801	329,231
Deferred revenue	75,803	24,822
Operating lease liabilities, current	6,889	6,052
Other current liabilities	57,604	30,275
Total current liabilities	827,256	482,710
Convertible senior notes	610,618	—
Operating lease liabilities, excluding current portion	9,592	12,093
Other long-term liabilities	4,090	2,151
Total liabilities	1,451,556	496,954
Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of December 31, 2021 and December 31, 2020; 137,092,891 and 134,043,969 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	135	132
Additional paid-in-capital	2,063,841	2,004,841
Accumulated deficit	(1,148,782)	(777,871)
Total stockholders’ equity	915,194	1,227,102
Total liabilities and stockholders’ equity	$2,366,750	$1,724,056

VROOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Retail vehicle, net	$785,262	$318,171	$2,583,417	$1,072,551
Wholesale vehicle	121,543	75,111	498,981	245,580
Product, net	24,402	12,216	88,824	38,195
Other	3,284	331	13,033	1,374
Total revenue	934,491	405,829	3,184,255	1,357,700
Cost of sales	889,785	385,723	2,982,156	1,286,155
Total gross profit	44,706	20,106	202,099	71,545
Selling, general and administrative expenses	166,341	78,128	547,823	245,546
Depreciation and amortization	3,615	1,359	12,891	4,598
Loss from operations	(125,250)	(59,381)	(358,615)	(178,599)
Interest expense	7,228	3,274	21,948	9,656
Interest income	(3,053)	(1,936)	(10,341)	(5,896)
Revaluation of preferred stock warrant	—	—	—	20,470
Other income, net	(7)	(3)	(65)	(114)
Loss before provision for income taxes	(129,418)	(60,716)	(370,157)	(202,715)
Provision for income taxes	375	(54)	754	84
Net loss	$(129,793)	$(60,662)	$(370,911)	$(202,799)
Net loss per share attributable to common stockholders, basic and diluted	$(0.95)	$(0.46)	$(2.72)	$(2.76)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	136,948,461	132,187,850	136,429,791	73,345,569

VROOM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net loss	$(370,911)	$(202,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,215	4,654
Amortization of debt issuance costs	2,872	938
Stock-based compensation expense	13,409	13,254
Provision to record inventory at lower of cost or net realizable value	9,471	6,588
Revaluation of preferred stock warrant	—	20,470
Other	9,619	2,375
Changes in operating assets and liabilities:
Accounts receivable	(53,206)	(32,068)
Inventory	(312,208)	(224,489)
Prepaid expenses and other current assets	(32,452)	(9,117)
Other assets	(9,172)	(4,556)
Accounts payable	19,321	14,066
Accrued expenses	61,170	28,431
Deferred revenue	50,943	7,499
Other liabilities	29,241	19,500
Net cash used in operating activities	(568,688)	(355,254)
Investing activities
Purchase of property and equipment	(28,413)	(11,329)
Acquisition of business, net of cash acquired	(75,875)	—
Net cash used in investing activities	(104,288)	(11,329)
Financing activities
Proceeds from vehicle floorplan	2,713,350	1,242,736
Repayments of vehicle floorplan	(2,529,780)	(1,086,966)
Proceeds from issuance of convertible senior notes	625,000	—
Issuance costs paid for convertible senior notes	(16,129)	—
Proceeds from the issuance of redeemable convertible preferred stock, net	—	21,694
Repurchase of common stock	—	(1,818)
Common stock shares withheld to satisfy employee tax withholding obligations	—	(2,915)
Proceeds from the issuance of common stock in connection with IPO, net of underwriting discount	—	504,024
Payments of costs related to IPO	—	(6,791)
Proceeds from the issuance of common stock in connection with follow-on public offering, net of underwriting discount	—	569,471
Payments of costs related to follow-on public offering	—	(1,519)
Proceeds from exercise of stock options	5,766	2,341
Other financing activities	(495)	(3,222)
Net cash provided by financing activities	797,712	1,237,035
Net increase in cash, cash equivalents and restricted cash	124,736	870,452
Cash, cash equivalents and restricted cash at the beginning of period	1,090,039	219,587
Cash, cash equivalents and restricted cash at the end of period	$1,214,775	$1,090,039